UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008 (January 31, 2008)

GLOBAL REALTY DEVELOPMENT CORP.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32467 (Commission File Number)	30-0360216 (IRS Employer Identification No.)

11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida(Address of principal executive offices)	33076 (Zip Code)

Registrant’s telephone number, including area code: (954) 603-0522

 (Former name of former address, if changed since last report)

Copies to:
Addison K. Adams Esq.
Richardson & Patel LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Phone: 310.208.1182
Fax: 310.208.1154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Roger Davis as Chief Financial Officer and Director

On January 31, 2008 the Board of Directors of Global Realty Development Corp. (the “Company”), by written consent, has accepted the resignation of Mr. Roger Davis as the Company’s Chief Financial Officer and as a member of the board of directors (the “Board”) of the Company, effective immediately.  Mr. Davis is 66 years old and has decided to semi-retire.  There were no disagreements between or among Mr. Davis and the Company or any officer or director of the Company.

In connection with his resignation, Mr. Davis has furnished the Company with a letter of resignation dated January 31, 2008 and which is incorporated herein by reference and filed as Exhibit 10.1

Resignation of Robert D. Kohn as Chief Executive Officer and his appointment as Chief Financial Officer

In connection with the resignation of Roger Davis as the Company’s Chief Financial Officer, as more fully described above, and the appointment of Peter D. Voss as the Company’s Chief Executive Officer and Chairman, as more fully described below, on January 31, 2008 the Board, by written consent, has appointed Robert D. Kohn as the Company’s Chief Financial Officer and has accepted the resignation of Robert D. Kohn as the Company’s Chief Executive Officer and Chairman, effective immediately.  Mr. Kohn will remain a member of the Board.

Mr. Kohn has been appointed as the Company’s Chief Executive Officer on June 2005 and was appointed as a member of the Board in April 2005. From April 2004 until January 2005, Mr. Kohn served as a financial specialist for Wachovia Bank N.A. From May 2001 until April 2004, Mr. Kohn served as the Chief Financial Officer of the Global Trade Group, a company involved in international trade activities.  Mr. Kohn does not hold a directorship in any other reporting company.  Mr. Kohn is 56 years old.

Mr. Kohn is a Certified Public Accountant and received a B.A. in Accounting and Economics from Temple University in 1972.

There is no family relationship among the directors or officers.

Since the beginning of the Company’s last fiscal year, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Kohn had or is to have a direct or indirect material interest, except as follows:

•
On July 23, 2007, a commission agreement was entered into between Robert Kohn and Roy Sciacca, shareholder of SMS Text Media Inc., (“SMS”) in connection with the acquisition of SMS by the Company.  As per the terms of the commission agreement, Roy Sciacca paid Mr. Kohn a 10% commission based on his proceeds from the sale of SMS Text Media Inc. to the Company, up to $100,000, plus 300,000 shares of the Company’s common stock received by Mr. Sciacca in connection with the sale.

Appointment of Peter Voss as Chief Executive Officer and Director

In connection with the resignation of Roger Davis from the Company’s Board, and the resignation of Robert D. Kohn as Chief Executive Officer of the Company, as more fully described above, on January 31, 2008, the Board, by written consent, has appointed Peter D. Voss as the Company’s Chief Executive Officer to replace Mr. Kohn, and as a member and chairman of the Board to replace Mr. Davis, effective immediately.

Mr. Voss business experience during the past five years has been primarily as an investor and entrepreneur in a wide range of business interest throughout Asia, Europe, and North America including real estate, entertainment, gaming, environmental technologies, and energy.  From March 1, 2006 to January 31, 2008 Mr. Voss has served as a director of international business development of the Company.  Mr. Voss does not hold a directorship in any other reporting company.  Mr. Voss holds tertiary Australian qualifications in accounting, law, and marketing.  Mr. Voss is 60 years old.

There is no family relationship among the directors or officers.

Since the beginning of the Company’s last fiscal year, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Voss had or is to have a direct or indirect material interest, except as follows:

•
During the quarter ended September 30, 2007, payments in the amount of $200,000 were made to Accrued Equities Pty, Ltd, a company controlled by Peter Voss, for additional expenses incurred with the on-going business development of Pachinko Parlors.

•
During the quarter ended June 30, 2007, payments in the amount of $81,000 were made to Marino Investments Services Pty, Ltd, a company controlled by Peter Voss, to pay for additional expenses incurred with the potential acquisition of Pachinko Parlors.

•
During the quarter ended March 31, 2007, payments in the amount of $400,000 were made to Marino Investments Services Pty, Ltd, a company controlled by Peter Voss, to pay for expenses incurred with the potential acquisition of Pachinko Parlors.

In connection with his appointments, Mr. Voss has furnished the Company with a letter of acceptance dated February 1, 2008 and which is incorporated herein by reference and filed as Exhibit 10.2

Item 8.01                      Other Events

On February 6, 2008, the Company issued a press release announcing the resignation of Mr. Davis as its Chief Financial Officer and member of the Board, the resignation of Mr. Kohn as Chief Executive Officer and his appointment as Chief Financial Officer, and the appointment of Mr. Voss as Chief Executive Officer and Chairman of the Board.  A copy of the press release is incorporated herein by reference and filed as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit

10.1	Resignation Letter dated January 31, 2008 from Mr. Roger Davis to the Board of Directors of Global Realty Development Corp.

10.2	Acceptance Letter dated February 1, 2008 from Mr. Voss to Mr. Robert Kohn.

99.1	Press Release of Global Realty Development Corp. dated February 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL REALTY DEVELOPMENT CORP.

February 6, 2008	By:	/s/ Robert Kohn
Robert Kohn
Chief Financial Officer

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